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UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

MILESTONE CAPITAL, INC.

(Exact name of small business issuer as specified in its charter)

COLORADO

033-15096-D

84-1111224

(State or other jurisdiction of

(Commission File Number)

(I.R.S. Employer

incorporation or organization)

Identification No.)

39 Plymouth Street

Fairfield NJ  07004

(Address of principal executive offices)

(973) 808-5770

(Issuer's Telephone Number)

ITEM 4.

CHANGES IN REGISTRANT’S CERTIFYING PUBLIC ACCOUNTANT

Effective January 5, 2004, the Board of Directors of the Company approved the replacement of J. H. Cohn, LLP (“J. H. Cohn”) as its independent auditor for the third quarter ending September 30, 2003, and the fiscal year ending December 31, 2003, with Williams & Webster, P.S.  J. H. Cohn, LLP was terminated effective January 5, 2004.  The reports of J. H. Cohn on the consolidated financial statements of the Company for the year ended December 31, 2002, for which J. H. Cohn’s Independent Auditors’ Report was dated April ___, 2003, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, other than the ability to continue as a going concern, or audit scope.

There were no disagreements with J. H. Cohn during the period of its appointment as independent auditor through the date of its termination on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure.  Additionally, there were no other reportable matters, as defined in Item 304(a)(1)(iv) of Regulation S-B, during that period of time.  Registrant has provided J. H. Cohn with a copy of the disclosures Registrant is making in this Current Report on Form 8-K in response to the disclosures required by Regulation S-B, Item 304(a).  Attached hereto as Exhibit 16.1 is a copy of the letter from J. H. Cohn.

EXHIBITS

Exhibit 16.1 – Letter from J. H. Cohn, LLP  regarding statements made in this Form 8-K.

Exhibit 16.2 – Letter from Williams & Webster, P.S. consenting to use of its name in this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

 MILESTONE CAPITAL, INC.

Date:  January 5, 2004

/s/    Charles J. DeMory

Charles J. DeMory, Chairman,

Chief Executive Officer and President

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Exhibit 16.1

January 6, 2004

By fax (202) 942-9656 [SEC] and mail

By fax (847) 501-5803 [Client] and mail

Mr. Charles J. DeMory

Chief Executive Officer

Milestone Capital, Inc.

39 Plymouth Street

Fairfield, NJ 07004

Dear Mr. DeMory:

This is to confirm that the client-auditor relationship between Milestone Capital, Inc.

(Commission File No. 033-15096-D) and J. H. Cohn LLP has ceased.

Very truly yours,

/s/   J. H. Cohn LLP

cc:

Office of the Chief Accountant

SECPS Letter FileSecurities and Exchange Commission

Mail Stop 9-5

450 Fifth Street, N.W.

Washington, D.C. 20549

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Exhibit 16.2

WILLIAMS & WEBSTER, P.S.

Bank of America Financial Center

601 W. Riverside, Suite 1940

Spokane WA 99201

5 January 2004

Re:

Milestone Capital, Inc.

CONSENT OF WILLIAMS & WEBSTER, P.S.

The undersigned, hereby consents to the use of our name in the Current Report on Form 8-K.

/s/   Williams & Webster, P.S.

Williams & Webster, P.S.

Certified Public Accountants

Spokane, Washington

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